Exhibit 10(a)

November 29, 2001

Worthington Receivables Corporation
1205 Dearborn Drive
Columbus, Ohio 43085
Attention: Randal I. Rombeiro

Re:	Extension of Facility Termination Date

Ladies and Gentleman:

     Reference is made to the Receivables Purchase Agreement (as amended from time to time, the “Agreement”), dated as of November 30, 2000, among each of the addresses and undersigned hereto. Terms used herein and not defined herein shall have the meaning set forth in the Agreement.

     As you have requested pursuant to Section 1.10 of the Agreement, we hereby agree to extend the Facility Termination Date to November 28, 2002. Accordingly, clause (a) of the definition of “Facility Termination Date” as set forth in Exhibit I to the Agreement is hereby amended by replacing the date “November 29, 2001” with the date “November 28, 2002” therein.

     If the foregoing is acceptable to you, please execute the enclosed copies of this letter and return them to the undersigned. Your execution of this letter shall constitute your representation and warranty that all necessary corporate action has been taken to extend the Facility Termination Date contemplated hereby. This letter may be executed in counterparts and shall be effective following our receipt of the fully executed counterpart hereof and once the third amendment to the Liquidity Agreement becomes effective.

     IN WITNESS WHEREOF, the parties have executed this letter as of the date first written above.

MARKET STREET FUNDING CORPORATION,
as Purchaser

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and Purchaser Agent

By: /s/ John T. Smathers
Name: John T. Smathers
Title: Vice President

Acknowledged and Agreed:

WORTHINGTON RECEIVABLES CORPORATION,
as Seller

     By: /s/ John T. Baldwin

     Name: John T. Baldwin

     Title: Vice President and Treasurer